UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2016

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 1, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of BioPharmX Corporation (the “Company”) approved option grants to Anja Krammer, the Company’s President, Kin Chan, PhD., the Company’s Executive Vice President of Research & Development, and Greg Kitchener, the Company’s Chief Financial Officer, of stock options pursuant to the Company’s 2014 Equity Incentive Plan (the “Options”). The Options were granted in order to provide Ms. Krammer, Dr. Chan and Mr. Kitchener (the “Officers”) with appropriate equity incentives. Pursuant to the Options, Ms. Krammer, Dr. Chan and Mr. Kitchener are entitled to potentially purchase up to 105,000, 55,000 and 55,000 shares of the Company’s common stock, respectively, at an exercise price of $0.65 per share, which price is equal to the closing sales price of the Company’s common stock as quoted on the NYSE MKT on the date of grant. One-fourth of the shares subject to the Options vest one year following the vesting start date and one thirty-sixth of the remaining shares subject to the Options vest on the last day of each full calendar month thereafter, until all such shares have vested. The Options will generally expire upon the earlier of (i) ten years after the date of grant or (ii) 90 days after the Officer ceases to be employed by the Company.

Item 5.07.                                        Submission of Matters to a Vote to Security Holders

The Company held its 2016 Annual Meeting of Stockholders on July 5, 2016 (the “Annual Meeting”). As of the close of business on May 29, 2016, the record date for the Annual Meeting, 28,863,017 shares of common stock were outstanding and entitled to vote. Present at the Annual Meeting in person or by proxy were holders representing 21,004,737 shares of common stock, representing 72.8% of the eligible votes, constituting a quorum.

Voting results were as follows:

Proposal 1: Election of four directors, each to serve until his/her successor has been duly elected and qualified:

Director Names	For	Withheld	Broker Non-Votes
Anja Krammer	17,553,592	349,209	3,101,936
Michael Hubbard	17,553,558	349,243	3,101,936
Stephen Morlock	17,553,342	349,459	3,101,936
Craig Barbarosh	17,529,161	373,640	3,101,936

Proposal 2: The approval of the 2016 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
17,530,752	368,849	3,200	3,101,936

Proposal 3: The ratification of the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm for the fiscal year ending January 31, 2017:

For	Against	Abstain
20,981,953	11,392	11,392

Proposal 4: The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
17,525,694	374,727	2,380	3,101,936

Proposal 5: The approval, on a non-binding, advisory basis, of the frequency of voting for compensation of the Company’s named executive officers:

1 year	2 years	3 years	Abstain
17,306,772	43,329	549,519	3,181

Consistent with the preference of the Company’s stockholders indicated by the voting results for Proposal 5, the Company will include a stockholder advisory vote on the compensation of the Company’s named executive officers every year until the next required vote on the frequency of such advisory votes. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: July 6, 2016	By:	/s/ GREG KITCHENER
		Name:	Greg Kitchener
		Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)